IRREVOCABLE REVOLVING CREDIT AGREEMENT
                              CLASS B CERTIFICATES


                           Dated as of August 13, 1998


                                     between


                       THE FIRST NATIONAL BANK OF MARYLAND
        not in its individual capacity but solely as Subordination Agent, as agent and trustee for the
                   Midway Airlines 1998-1B Pass Through Trust,

                                   as Borrower


                                       and


                       ABN AMRO BANK N.V., CHICAGO BRANCH

                              as Liquidity Provider


                                   Relating to
                   Midway Airlines 1998-1B Pass Through Trust
                8.14% Midway Airlines Pass Through Certificates,
                                 Series 1998-1B

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1  Certain Defined Terms....................................  1

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

      Section 2.1  The Advances.............................................  7
      Section 2.2  Making the Advances......................................  8
      Section 2.3  Fees.....................................................  9
      Section 2.4  Reduction or Termination of the Commitment............... 10
      Section 2.5  Repayments of Interest Advances or the Final Advance..... 10
      Section 2.6  Repayments of Downgrade Advances and
                   Non-Extension Advances................................... 11
      Section 2.7  Payments to the Liquidity Provider Under the
                   Intercreditor Agreement.................................. 12
      Section 2.8  Book Entries............................................. 12
      Section 2.9  Payments from Available Funds Only....................... 12

                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

      Section 3.1  Increased Costs.......................................... 13
      Section 3.2  Capital Adequacy......................................... 14
      Section 3.3  Payments Free of Deductions.............................. 15
      Section 3.4  Payments................................................. 16
      Section 3.5  Computations............................................. 16
      Section 3.6  Payment on Non-Business Days............................. 16
      Section 3.7  Interest................................................. 16
      Section 3.8  Replacement of Borrower.................................. 17
      Section 3.9  Funding Loss Indemnification............................. 18
      Section 3.10 Illegality............................................... 18

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      Section 4.1  Conditions Precedent to Effectiveness of Section 2.1..... 18
      Section 4.2  Conditions Precedent to Borrowing........................ 20

                                    ARTICLE V

                                    COVENANTS

      Section 5.1  Affirmative Covenants of the Borrower.................... 20
      Section 5.2  Negative Covenants of the Borrower....................... 21

                                   ARTICLE VI

                                  FINAL ADVANCE

      Section 6.1  Final Advance............................................ 21

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.1  Amendments, Etc.......................................... 22
      Section 7.2  Notices, Etc............................................. 22
      Section 7.3  No Waiver; Remedies...................................... 23
      Section 7.4  Further Assurances....................................... 23
      Section 7.5  Indemnification; Survival of Certain Provisions.......... 23
      Section 7.6  Liability of the Liquidity Provider...................... 23
      Section 7.7  Costs, Expenses and Taxes................................ 24
      Section 7.8  Binding Effect; Participation............................ 25
      Section 7.9  Severability............................................. 26
      Section 7.10 GOVERNING LAW............................................ 26
      Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial;
                   Waiver of Immunity....................................... 26
      Section 7.12 Execution in Counterparts................................ 27
      Section 7.13 Entirety................................................. 27
      Section 7.14 Headings; Section References............................. 27
      Section 7.16 LIQUIDITY PROVIDER'S OBLIGATION TO
                   MAKE ADVANCES............................................ 28

ANNEX I   - Interest Advance Notice of Borrowing
ANNEX II  - Downgrade Advance Notice of Borrowing
ANNEX III - Notice of Replacement Borrower
ANNEX IV  - Notice of Automatic Reduction of Commitment
ANNEX V   - Non-Extension Advance Notice of Borrowing

                     IRREVOCABLE REVOLVING CREDIT AGREEMENT
                              CLASS B CERTIFICATES

            IRREVOCABLE REVOLVING CREDIT AGREEMENT, CLASS B CERTIFICATES, dated as of August 13, 1998 between THE FIRST NATIONAL BANK OF MARYLAND, a national bank association, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class B Trust (as defined below) (the "Borrower"), and ABN AMRO BANK N.V., acting through its Chicago Branch (the "Liquidity Provider").

                              W I T N E S S E T H :

            WHEREAS, pursuant to the Class B Trust Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.1), the Class B Trust is issuing the Class B Certificates; and

            WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class B Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

            NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Certain Defined Terms. (a) Definitions. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

            "Advance" means an Interest Advance, a Final Advance, a Downgrade Advance, a Non-Extension Advance or an Unpaid Advance, as the case may be.

            "Applicable Liquidity Rate" has the meaning assigned to such term in 3.7(g).

            "Applicable Margin" means (x) with respect to any Downgrade Advance (other than an Applied Downgrade Advance) or Non-Extension Advance (other than an Applied Non-Extension Advance), .60% per annum and (y) with respect to any other Advance (including without limitation, an Applied Downgrade Advance and an Applied Non-Extension Advance) 3.00% per annum.

            "Applied Downgrade Advance" has the meaning assigned to such term in
      Section 2.6(a).

            "Applied Non-Extension Advance" has the meaning assigned to such term in Section 2.6(a).

            "Assignment and Assumption Agreement" means the Assignment and Assumption to be entered into between the Borrower and the trustee of the Successor Trust, substantially in the form of Exhibit E to the Pass Through Trust Agreement 1998-1B-O, dated as of the date hereof, relating to the Class B Trust.

            "Available Commitment" means, at any time of determination, an amount equal to (i) the Commitment at such time less (ii) subject to the proviso contained in the third sentence of Section 2.2(a), the aggregate amount of each Advance outstanding at such time; provided that, following a Downgrade Advance, a Non-Extension Advance or a Final Advance, the Available Commitment shall be zero.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

            "Base Rate Advance" means an Advance that bears interest at a rate based upon the Base Rate.

            "Borrower" has the meaning assigned to such term in the recital of parties to this Agreement.

            "Borrowing" means the making of Advances requested by delivery of a Notice of Borrowing or pursuant to Section 6.1.

            "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Charlotte, North Carolina, Chicago, Illinois, New York, New York or, so long as any Class B Certificate is outstanding, the city and state in which the Class B Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.

            "Commitment" means, initially, $3,274,474, as the same may be reduced from time to time in accordance with Section 2.4(a).

            "Downgrade Advance" means an Advance made pursuant to Section
      2.2(b).

            "Effective Date" has the meaning specified in Section 4.1. The delivery of the certificate of the Liquidity Provider contemplated by
      Section 4.1(e) shall be conclusive evidence that the Effective Date has occurred.

            "Excluded Taxes" means (i) taxes imposed on the overall net income of the Liquidity Provider or of its Lending Office by the jurisdiction where such Liquidity Provider's principal office or such Lending Office is located, and (ii) Excluded Withholding Taxes.

            "Excluded Withholding Taxes" means (i) withholding Taxes imposed by the United States except to the extent that such United States withholding Taxes are imposed as a result of any change in applicable law (excluding from change in applicable law for this purpose a change in an applicable treaty or other change in law affecting the applicability of a treaty) after the date hereof, or in the case of a successor Liquidity Provider (including a transferee of an Advance) or Lending Office, after the date on which such successor Liquidity Provider obtains its interest or on which the Lending Office is changed, and (ii) any withholding Taxes imposed by the United States which are imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document in the good faith judgment of the Liquidity Provider it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax.

            "Expenses" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes.

            "Expiry Date" means August 12, 1999, initially, or any date to which the Expiry Date is extended pursuant to Section 2.10.

            "Final Advance" means an Advance made pursuant to Sections 2.2(c).

            "Intercreditor Agreement" means the Intercreditor Agreement dated the date hereof, among the Trustees, the Liquidity Provider, the liquidity provider under each Liquidity Facility (other than this Agreement) and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "Interest Advance" means an Advance made pursuant to Section 2.2(a).

            "Interest Period" means, with respect to any LIBOR Advance, each of the following periods:

            (i) the period beginning on the third Business Day following either (x) the Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance (or, in the case of an Non-Applied Downgrade Advance, the period beginning on the Expiry Date) or (y) the withdrawal of funds from the Class B Cash Collateral Account for the purpose of paying interest on the Class B Certificates as contemplated by Section 2.6(a) hereof and, in either case, ending on the next Regular Distribution Date (or ending, in the case of an Interest Period applicable to any Non-Applied Downgrade Advance or Non-Applied Non-Extension Advance, on the numerically corresponding day in the sixth calendar month after the first day of the applicable Interest Period and/or on the next Regular Distribution Date, as Midway may select by providing notice thereof to the Borrower and the Liquidity Provider no later than three Business Days prior to the commencement of such Interest Period, provided that if Midway shall not provide such a notice at least three Business Days prior to the commencement of such Interest Period, then Midway shall be deemed to have selected and Interest Period ending on the next Regular Distribution Date); and

            (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date (or ending, in the case of an Interest Period applicable to any Non-Applied Downgrade Advance or Non- Applied Non-Extension Advance, on the numerically corresponding day in the sixth calendar month after the first day of the applicable Interest Period and/or on the next Regular Distribution Date, as Midway may select by providing notice thereof to the Borrower and the Liquidity Provider no later than three Business Days prior to the commencement of such Interest Period, provided that if Midway shall not provide such a notice at least three Business Days prior to the commencement of such Interest Period, then Midway shall be deemed to have selected an Interest Period ending on the next Regular Distribution Date;

      provided, however, that (I) if a Non-Applied Advance which is a LIBOR Advance becomes an Applied Downgrade Advance or Applied Non-Extension Advance, as the case may be, the Interest Period then applicable to such Non-Applied Advance shall be applicable to such Applied Downgrade Advance or Applied Non-Extension Advance, as the case may be, and (II), if (x) the Final Advance shall have been made, or (y) other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the Regular Distribution Date following such conversion (in the case of clause (y) above).

            "Lending Office" means the lending office of the Liquidity Provider, presently located at 135 South LaSalle Street, Chicago, Illinois 60674, or such other lending office as the Liquidity Provider from time to time shall notify the Borrower as its lending office hereunder; provided that the Liquidity Provider shall not change its Lending Office to a Lending Office outside the United States of America except in accordance with
      Section 3.1, 3.2 or 3.3 hereof.

            "LIBOR Advance" means an Advance bearing interest at a rate based upon the LIBOR Rate.

            "LIBOR Rate" means, with respect to any Interest Period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in dollars are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Advance to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

            "Liquidity Event of Default" means the occurrence of either the following: (a) all of the Equipment Notes shall have been either declared to be immediately due and payable or shall not have been paid at their final maturity or (b) a Midway Bankruptcy Event.

            "Liquidity Indemnitee" means (i) the Liquidity Provider, (ii) each affiliate of the Liquidity Provider, (iii) the respective directors, officers, employees, agents and servants of the Liquidity Provider and its affiliates, and (iv) the successors and permitted assigns of the persons described in clauses (i) through (iii), inclusive.

            "Liquidity Provider" has the meaning assigned to such term in the Preamble to this Agreement.

            "Non-Applied Advance" means any Non-Applied Non-Extension Advance or Non-Applied Downgrade Advance.

            "Non-Applied Downgrade Advance" means any Downgrade Advance, other than an Applied Downgrade Advance.

            "Non-Applied Non-Extension Advance" means any Non-Extension Advance, other than an Applied Non-Extension Advance.

            "Non-Excluded Tax" has the meaning specified in Section 3.3.

            "Non-Extension Advance" means an Advance made pursuant to Section 2.2(d).

            "Notice of Borrowing" has the meaning specified in Section 2.2(e).

            "Notice of Replacement Borrower" has the meaning specified in
      Section 3.8.

            "Offering Memorandum" means the Offering Memorandum dated August 6, 1998 of Midway relating to the Certificates, as such Offering Memorandum may be amended or supplemented.

            "Participant" has the meaning assigned to such term in Section
      7.8(b).

            "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

            "Related Indemnitee" means, with respect to any Liquidity Indemnitee, its director, officer, employee, agent, affiliate or employer.

            "Replenishment Amount" has the meaning assigned to such term in
      Section 2.6(b).

            "Required Amount" means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class B Certificates (taking into account the possible increase in the Stated Rate as a result of a failure of a Registration Event failing to occur), that would be payable on the Class B Certificates on each of the three successive semi-annual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semi-annual Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class B Certificates on such day and without regard to expected future payments of principal on the Class B Certificates.

            "Successor Trust" means Midway Airlines Pass Through Trust
      1998-1B-S.

            "Termination Date" means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class B Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Trust Agreements) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.6(e) of the Intercreditor Agreement; (iv) the date on which the Liquidity Provider makes the Final Advance; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

            "Unpaid Advance" has the meaning assigned to such term in Section
      2.5.

            (b) Terms Defined in the Intercreditor Agreement. For all purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

      "ABN AMRO Fee Letter", "Certificates", "Class B Certificate", "Class B Certificateholder", "Class B Cash Collateral Account", "Class B Trust", "Class B Trust Agreement", "Class B Trustee", "Class A Certificates", "Class C Certificates", "Class D Certificates", "Closing Date", "Controlling Party", "Corporate Trust Office", "Deposits", "Distribution Date", "Equipment Notes", "Indenture", "Initial Purchaser", "Investment Earnings", "Liquidity Facility", "Midway", "Midway Bankruptcy Event", "Moody's", "Note Purchase Agreement", "Operative Agreements", "Participation Agreements", "Performing Equipment Note", "Person", "Pool Balance", "Purchase Agreement", "Rating Agencies", "Registration Event", "Regular Distribution Dates", "Replacement Liquidity Facility", "Responsible Officer", "Scheduled Payment", "Special Payment", "Standard & Poor's", "Stated Interest Rate", "Subordination Agent", "Taxes", "Threshold Rating", "Transfer", "Triggering Event", "Trust Agreement", "Trustee" and "Written Notice".

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

            Section 2.1 The Advances. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 Noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.4(b)) in an aggregate amount at any time outstanding not to exceed the Commitment.

            Section 2.2 Making the Advances. (a) Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Available Commitment at such time and shall be used solely for the payment when due of interest on the Class B Certificates at the Stated Interest Rate therefor in accordance with Section 3.6(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full of the amount of any Interest Advance made pursuant to this
Section 2.2(a), together with accrued interest thereon (as provided herein), the Available Commitment shall be reinstated by the amount of such repaid Interest Advance; provided, however, that the Available Commitment shall not be so reinstated at any time after (i) the acceleration of all the outstanding Equipment Notes or (ii)(A) a Triggering Event shall have occurred and (B) there exists a Performing Note Deficiency.

            (b) A Downgrade Advance shall be made in a single Borrowing upon a downgrading of the rating of the Liquidity Provider resulting in the Liquidity Provider's ratings not meeting the Threshold Rating (as provided for in Section 3.6(c) of the Intercreditor Agreement) unless a Replacement Liquidity Facility shall have been previously delivered to the Borrower in accordance with said
Section 3.6(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account in accordance with said Section 3.6(c) and Section 3.6(f) of the Intercreditor Agreement.

            (c) A Final Advance may be made by the Liquidity Provider without the necessity for a Notice of Borrowing at the option of the Liquidity Provider on the occurrence of an event described in Section 6.1 in an amount equal to the Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account (in accordance with Section 3.6(f) of the Intercreditor Agreement).

            (d) A Non-Extension Advance shall be made in a single Borrowing if this Agreement is not extended in accordance with Section 3.6(d) of the Intercreditor Agreement (unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Borrower in accordance with said
Section 3.6(d) within the time period specified in such Section) by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex V attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account in accordance with said Section 3.6(d) and Section 3.6(f) of the Intercreditor Agreement.

            (e) Each Borrowing (other than the making of a Final Advance) shall be made on notice in writing (a "Notice of Borrowing") in substantially the form required by Section 2.2(a), 2.2(b) or 2.2(d), as the case may be, given by the Borrower to the Liquidity Provider not later than 1 p.m. (New York City time) on the second Business Day prior to the day of the proposed Borrowing; provided that, a Borrowing in respect of an Interest Advance pursuant to Section 2.2(a) shall be made on such notice to the Liquidity Provider given not later than 1 p.m. (New York City time) on the Business Day of such Borrowing. Upon satisfaction of the conditions precedent set forth in Section 4.2 with respect to a requested Borrowing, the Liquidity Provider shall, before 12:00 Noon (New York City time) on the date of such Borrowing (or, in the case of a Borrowing in respect of an Interest Advance pursuant to Section 2.2(a), before 3 p.m. (New York Cite time) on the date of such Borrowing) or on such later Business Day specified by the Borrower in such Notice of Borrowing, make available to the Borrower, in U.S. dollars and in immediately available funds, the amount of such Borrowing to be paid to the Borrower in accordance with its payment instructions. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 1 p.m. (New York City time) on a Business Day, the Liquidity Provider shall, before 12:00 Noon (New York City time) on the third Business Day following the day of receipt of such Notice of Borrowing (or, in the case of a Borrowing in respect of an Interest Advance pursuant to Section 2.2(a), on the next Business Day following receipt of such notice) or on such later Business Day specified by the Borrower in such Notice of Borrowing, make available to the Borrower, in U.S. dollars and in immediately available funds, the amount of such Borrowing to be paid to the Borrower in accordance with its payment instructions. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

            (f) Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower's payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other person (including the holder of any Class B Certificate or the Class B Trustee) who makes to the Class B Trustee or the Borrower a demand for payment with respect to any Class B Certificate. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

            Section 2.3 Fees. (a) Subject to the provisions of Section 2.9, the Borrower agrees to pay to the Liquidity Provider an advisory fee in the amount set forth in the ABN AMRO Fee Letter. Such fee shall be payable on the Effective Date. Nothing contained in this Section 2.3(a) shall require the Borrower to pay any amount under this Section 2.3(a) other than to the extent the Borrower shall have funds available therefor.

            (b) Subject to the provisions of Section 2.9, the Borrower shall pay, or shall cause to be paid, to the Liquidity Provider, a fee per annum, as set forth in the ABN AMRO Fee Letter on the average daily Available Commitment from the Effective Date to the earlier of the date on which a Downgrade Advance or Non-Extension Advance is made and the date on which the Commitment terminates. Such fee shall be payable in arrears on each Regular Distribution Date. Nothing contained in this Section 2.3(b) shall require the Borrower to pay any amount under this Section 2.3(b) other than to the extent the Borrower shall have funds available therefor.

            Section 2.4 Reduction or Termination of the Commitment. (a) Automatic Reductions. Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class B Certificates or otherwise, the Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction of the Commitment (substantially in the form of Annex IV hereto) to the Liquidity Provider (with a copy to Midway) within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction of the Commitment.

            (b) Termination. Upon the making of any Downgrade Advance, Non-Extension Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

            Section 2.5 Repayments of Interest Advances or the Final Advance. Subject to Sections 2.6, 2.7 and 2.9, the Borrower hereby agrees to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to
(a) the amount of such Interest Advance or the Final Advance (any such Interest Advance or the Final Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid Advance as provided in Section 3.7. Subject to Sections 2.6, 2.7 and 2.9, unless otherwise waived by the Liquidity Provider, the Borrower shall be obligated, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to repay the Liquidity Provider for all Interest Advances and Final Advances on the same day as made and all Applied Downgrade Advances on the same day they become Applied Downgrade Advances in accordance with Section 2.6 hereof. The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance and the Final Advance on the date such Interest Advance or the Final Advance is made and each Applied Downgrade Advance on the date it becomes an Applied Downgrade Advance is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

            Section 2.6 Repayments of Downgrade Advances and Non-Extension Advances. (a) Amounts advanced hereunder in respect of a Downgrade Advance or a Non-Extension Advance shall be deposited in the Class B Cash Collateral Account, and invested and withdrawn from the Class B Cash Collateral Account, as set forth in Sections 3.6(c), (d) and (f) of the Intercreditor Agreement. Subject to
Section 2.9, the Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Downgrade Advance or a Non-Extension Advance, interest on the principal amount of any such Downgrade Advance or a Non-Extension Advance as provided in Section 3.7; provided, however, that amounts in respect of a (i) any distribution to the Liquidity Provider of Investment Earnings pursuant to
Section 3.6(f) of the Intercreditor Agreement shall constitute a payment of interest due on such Downgrade Advance or Non-Extension Advance in the amount of such Investment Earnings and (ii) amounts in respect of a Downgrade Advance or Non-Extension Advance withdrawn from the Class B Cash Account for the purpose of paying interest on the Class B Pass Through Certificates in accordance with
Section 3.6(f) of the Intercreditor Agreement (the amount of any such withdrawal being an "Applied Downgrade Advance" or "Applied Non-Extension Advance," respectively), shall be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided further, however, that if following the making of a Downgrade Advance or Non-Extension Advance, the Liquidity Provider elects by notice to the Borrower to convert such Advance into a Final Advance, such Downgrade Advance or Non-Extension Advance, as the case may be, shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon. Immediately upon the withdrawal of any amounts from the Class B Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay the Downgrade Advance or Non-Extension Advance in a principal amount equal to the amount of such reduction, plus interest on the principal amount repaid as provided in Section 3.7.

            (b) At any time when an Applied Downgrade Advance or Applied Non-Extension Advance (or any portion thereof) is outstanding, upon the deposit in the Class B Cash Collateral Account of any amount pursuant to clause "third" of Section 2.4(b)(i), clause "third" of Section 3.2 or clause "fourth" of
Section 3.3 of the Intercreditor Agreement (any such amount being a "Replenishment Amount") for the purpose of replenishing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Downgrade Advances or Applied Non-Extension Advances, as the case may be, shall be automatically reduced by the amount of such Replenishment Amount and (ii) the principal amount of the outstanding Downgrade Advance or Non-Extension Advance, as the case may be, shall be automatically increased by the amount of such Replenishment Amount.

            (c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement, and prior to the effectiveness of any Replacement Liquidity Facility, the Borrower agrees that all amounts owing to the Liquidity Provider shall be repaid in full, whether from Advances made by the Replacement Liquidity Provider, from amounts remaining on deposit in the Class B Cash Collateral Account after giving effect to any application of funds therefrom to any payment of interest on the Class B Certificates on the date of such replacement, or otherwise.

            Section 2.7 Payments to the Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.6(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider in the order of priority required by the applicable provisions of Articles II and III of the Intercreditor Agreement.

            Section 2.8 Book Entries. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

            Section 2.9 Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement, including but not limited to payments pursuant to Sections 2.3, 2.5, 2.6, 3.1, 3.2, 3.9, 7.5 and 7.7 hereof, shall be made only from amounts received by it that constitute Scheduled Payments or Special Payments or payments under Sections 6.01 and 7.01 of the Participation Agreements and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability incurred under this Agreement except as expressly provided in Article VI of the Intercreditor Agreement. Amounts on deposit in the Class B Cash Collateral Account shall be available to make payments only to the extent and for the purposes expressly contemplated in Section 3.6(f) of the Intercreditor Agreement.

            Section 2.10 Extension of the Expiry Date; Non-Extension Advance. No earlier than the 60th day and no later than the 40th day prior to the then effective Expiry Date (unless such Expiry Date is on or after the date that is 15 days after the Final Maturity Date for the Class B Certificates), the Borrower shall request that the Liquidity Provider extend the Expiry Date for a period of 364 days after the then effective Expiry Date(unless the obligations of the Liquidity Provider are earlier terminated in accordance with the terms hereof). The Liquidity Provider shall advise the Borrower, no earlier than 40 days and no later then 25 days prior to the then effective Expiry Date, whether, in its sole discretion, it agrees to so extend the Expiry Date. If the Liquidity Provider advises the Borrower on or before the 25th day prior to the Expiry Date then in effect that such Expiry Date shall not be so extended, or fails to irrevocably and unconditionally advise the Borrower on or before the 25th day prior to the Expiry Date then in effect that such Expiry Date shall be so extended (and, in each case, if the Liquidity Provider shall not have been replaced in accordance with Section 3.6(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after such 25th day (but prior to the then effective Expiry Date) to request a Non-Extension Advance in accordance with Section 2.2(d) hereof and Section 3.6(d) of the Intercreditor Agreement.

                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

            Section 3.1 Increased Costs. If the Liquidity Provider shall reasonably determine that (a) any change, after the Effective Date, in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof or in the compliance by the Liquidity Provider (or its head office) with any applicable direction, request or requirement (whether or not having the force of law) of any central bank or competent governmental or other authority shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans or loan commitments made by, the Liquidity Provider or (ii) impose on the Liquidity Provider any other condition regarding this Agreement or any Advance and (b) the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Liquidity Provider of issuing or maintaining its Commitment or funding or maintaining Advances (which increase in cost shall be determined by the Liquidity Provider's reasonable allocations of the aggregate of such cost increases resulting from such event among similarly effected credit and funding facilities), or to reduce the amount of any sum received or receivable by the Liquidity Provider under this Agreement with respect thereto, then, upon demand by the Liquidity Provider (such demand to be made as soon as practicable, but not later than 30 days after a Responsible Officer of the Liquidity Provider obtains or reasonably should have obtained knowledge of any event referred to in clause (i) or (ii) above), and subject to
Section 2.9, the Borrower shall pay, or cause to be paid, to the Liquidity Provider, from time to time as specified by the Liquidity Provider, additional amounts which shall be sufficient to compensate the Liquidity Provider for such increased cost or reduction; provided that if such demand for payment is made after such 30-day period, the Borrower shall be obligated to pay such additional amounts only with respect to such increased cost or reduction actually incurred or effected on or after the 30th day prior to the date of such demand. A Certificate as to such increased cost or reduction (which shall set forth in reasonable detail the basis for such increased cost on reduction) incurred by the Liquidity Provider as a result of any event mentioned in clause (i) or

(ii) above, prepared in reasonable detail and submitted by the Liquidity Provider to the Borrower, shall be conclusive, absent manifest error, as to the amount thereof.

            The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section 3.1 that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous in any material respect to the Liquidity Provider. The Liquidity Provider agrees that if it shall make a demand for payment of additional amounts under this Section the Borrower shall have the right to obtain a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement provided that such replacement would eliminate the obligation of the Borrower to pay such additional amounts.

            Section 3.2 Capital Adequacy. If the Liquidity Provider shall reasonably determine that the adoption, after the Effective Date, of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change, after the Effective Date, in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its head office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Liquidity Provider's capital as a consequence of issuing or maintaining its commitment hereunder or its funding or maintaining Advances to a level below that which the Liquidity Provider could have achieved but for such adoption, change or compliance (taking into consideration the Liquidity Provider's policies with respect to capital adequacy), then, upon demand by the Liquidity Provider (such demand to be made as soon as is practicable, but not later than 30 days after a Responsible Officer of the Liquidity Provider obtains or should reasonably have obtained knowledge of any event referred to above in this Section 3.2), and subject to Section 2.9, the Borrower shall pay to the Liquidity Provider, from time to time as specified by the Liquidity Provider, additional amounts (which amounts shall be determined by the Liquidity Provider's reasonable allocations of the aggregate of such amounts resulting from such event among similarly effected credit and funding facilities) which shall be sufficient to compensate the Liquidity Provider for such reduction in respect of issuing or maintaining its commitment hereunder or its funding or maintaining Advances; provided that, if such demand for payment is made after such 30 day period, the Borrower shall be obligated to pay such amounts only with respect to such reduction actually effected on or after the 30th day prior to the date of such demand. A certificate as to such additional amount describing the event which has the effect of reducing the rate of return on the Liquidity Provider's capital, prepared in reasonable detail and submitted by the Liquidity Provider to the Borrower, shall be conclusive, absent manifest error, as to the amount thereof.

            The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section 3.2 that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous in any material respect to the Liquidity Provider. The Liquidity Provider agrees that if it shall make a demand for payment of additional amounts under this Section the Borrower shall have the right to obtain a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement provided that such replacement would eliminate the obligation of the Borrower to pay such additional amounts.

            Section 3.3 Payments Free of Deductions. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed, excluding Excluded Taxes (such non-excluded taxes being referred to herein, collectively, as "Non-Excluded Taxes "are, individually, as a "Non-Excluded Tax"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, the amounts so payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after payment of all Non-Excluded Taxes) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement. The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider. From time to time upon the reasonable request of the Borrower, the Liquidity Provider agrees to provide to the Borrower two original Internal Revenue Service Forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Liquidity Provider is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement.

            (b) All payments (including, without limitation, Advances) made by the Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the payment required under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) will be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

            Section 3.4 Payments. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 P.M. (New York City time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America, to the Liquidity Provider in immediately available funds, by wire transfer to ABN AMRO BANK, New York, New York, ABA No. 020009580, for the account of ABN AMRO BANK, Chicago Branch, Account No. 650-001-1789-41, Attention: Midway Airlines Corporation.

            Section 3.5 Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of (x) interest based on the LIBOR Rate and (y) fees payable to the Liquidity Provider shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            Section 3.6 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

            Section 3.7 Interest. (a) The Borrower shall pay, or shall cause to be paid, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Downgrade Advance or an Applied Non-Extension Advance, from and including the date on which the amount thereof was withdrawn from the Class B Cash Collateral Account to pay interest on the Class B Certificates) to but excluding the date such principal amount shall be paid in full and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate for such Advance or such other amount as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.7 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this
Section 3.7 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.7 had at all times been in effect. Nothing contained in this Section 3.7 shall require the Borrower to pay any amount under this Section 3.7 other than to the extent the Borrower shall have funds available therefor.

            (b) Each Advance (other than Non-Applied Advances) will be either a Base Rate Advance or a LIBOR Advance as provided in this Section. Each such Advance will be a Base Rate Advance for the period from the date of its borrowing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance until the last day of its Interest Period except as provided in Section 3.10.

            (c) Each LIBOR Advance shall bear interest during each Interest Period at a per annum rate equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

            (d) Each Base Rate Advance shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

            (e) [Intentionally Omitted.]

            (f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances) shall bear interest at the Base Rate.

            (g) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.7 with respect to any Advance or other amount shall be referred to as the "Applicable Liquidity Rate".

            Section 3.8 Replacement of Borrower. Subject to Section 5.2(b), from time to time, upon the effective date and time specified in a written and completed Notice of Replacement Borrower in substantially the form of Annex III attached hereto (a "Notice of Replacement Borrower") delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for as the Borrower for all purposes hereunder.

            Section 3.9 Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred as a result of:

            (a) Any payment or prepayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

            (b) Any failure by the Borrower to borrow or convert, as the case may be, a LIBOR Advance on the date for borrowing or conversion, as the case may be, specified in the relevant notice under Section 2.2 or 3.7.

            Section 3.10 Illegality. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request. In the event any change of the nature described in the preceding sentence shall also make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its Base Rate Advances, the Liquidity Provider shall have the right to cause a Replacement Liquidity Facility to be substituted for this Agreement, subject to (i) the satisfaction of the conditions precedent to the effectiveness of, and the other provisions regarding, a Replacement Liquidity Facility set forth in Section 3.6(e) of the Intercreditor Agreement and (ii) such Replacement Liquidity Facility and Replacement Liquidity Provider being also acceptable to Midway.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

            Section 4.1 Conditions Precedent to Effectiveness of Section 2.1.
Section 2.1 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied or waived:

            (a) The Liquidity Provider shall have received on or before the Closing Date each of the following, each dated such date (except for those documents delivered pursuant to paragraphs (v) and (vii) of this Section 4.1(a)), and each in form and substance satisfactory to the Liquidity Provider:

                  (i) This Agreement duly executed on behalf of the Borrower;

                  (ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto;

                  (iii) Fully executed copies of each of the Operative
            Agreements executed and delivered on or before the Closing Date (other than this Agreement and the Intercreditor Agreement);

                  (iv) A copy of the Offering Memorandum and specimen copies of the Class B Certificates;

                  (v) Evidence that, on the Effective Date, the Class A
            Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates will receive long-term credit ratings from Moody's of not lower than Baa1, Ba1, Ba3 and B2, respectively, and from Standard & Poor's of not lower than A-, BBB-, BB- and B, respectively;

                  (vi) An executed or certified copy of each document,
            instrument, certificate and opinion delivered on or before the Closing Date pursuant to the Class B Trust Agreement, the Intercreditor Agreement and the other Operative Agreements;

                  (vii) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustees and the Liquidity Provider created by the Operative Agreements executed and delivered on or before the Closing Date;

                  (viii) A letter from Midway agreeing to provide to the
            Liquidity Provider the periodic financial reports referred to in
            Section 8.04 of the Trust Agreements; and

                  (ix) Such other documents, instruments, opinions and approvals
            (and, if requested by the Liquidity Provider, certified duplicates or executed copies thereof) as the Liquidity Provider shall have reasonably requested.

            (b) The following statement shall be true on and as of the Effective
      Date: no event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

            (c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

            (d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied, all conditions precedent to the effectiveness of the other Liquidity Facilities shall have been satisfied, and all conditions precedent to the purchase of the Certificates by the Initial Purchaser under the Purchase Agreement shall have been satisfied (except for any of such conditions precedent under the Purchase Agreement that shall have been waived by the Initial Purchaser).

            (e) The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent to the effectiveness of
      Section 2.1 have been satisfied or waived (other than this Section
      4.1(e)).

            Section 4.2 Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, except in the case of a Final Advance, prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advance requested.

                                    ARTICLE V

                                    COVENANTS

            Section 5.1 Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

            (a) Performance of This and Other Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

            (b) Reporting Requirements. Furnish to the Liquidity Provider with reasonable promptness, such information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

            Section 5.2 Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not, without the written consent of the Liquidity Provider:

            (a) Amendments. Modify, amend or supplement, or give any consent to any modification, amendment or supplement or make any waiver with respect to, any provision of the Trust Agreements or the Intercreditor Agreement, except for any supplemental agreement to the Trust Agreements provided for in Section 9.1 thereof.

            (b) Borrower. Appoint or permit or suffer to be appointed any successor Borrower without the prior written approval of the Liquidity Provider (which approval shall not be unreasonably withheld).

                                   ARTICLE VI

                                  FINAL ADVANCE

            Section 6.1 Final Advance. If (a) both (i) a Triggering Event shall have occurred and be continuing and (ii) a Performing Note Deficiency exists or
(b) a Liquidity Event of Default shall have occurred and be continuing, the Liquidity Provider may, in its discretion, make a Final Advance whereupon (i) the Liquidity Provider shall have no further obligation to make Advances hereunder, (ii) all other outstanding Advances shall be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iii) subject to Sections 2.7 and 2.9, all Advances, any accrued interest thereon and any other amounts outstanding hereunder shall become immediately due and payable to the Liquidity Provider.

                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 7.2 Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier):

            Borrower:         THE FIRST NATIONAL BANK OF MARYLAND
                              25 South Charles Street
                              Baltimore, Maryland  21201
            Attention:        Corporate Trust Department
            Telephone:        (410) 244-4626
            Telecopy:         (410) 244-4236

            Liquidity         ABN AMRO BANK N.V.
              Provider:       Aerospace Department
                              135 South LaSalle Street, #760
                              Chicago, IL 60674-9135
                              Attention: Claudia Heldring
                              Telephone: (312) 904-2900
                              Telecopy:  (312) 606-8428

                              with copy to:

                              ABN AMRO BANK N.V.
                              135 South LaSalle Street, #625
                              Chicago, IL 60674-9135

                              Attention: Loan Operations
                              Telephone: (312) 904-2836
                              Telecopy:  (312) 606-8428

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, (ii) if given by mail, when deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Liquidity Provider pursuant to the provisions of Articles II and III hereof shall not be effective until received by the Liquidity Provider. A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

            Section 7.3 No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 7.4 Further Assurances. The Borrower agrees to do, upon reasonable request, such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

            Section 7.5 Indemnification; Survival of Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Sections 6.01 and 7.01 of the Participation Agreements. In addition, the Borrower agrees, subject to Section 2.9 hereof, to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever, whether arising before, on or after the date hereof, that may be imposed, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with, this Agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Participation Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee (i) to the extent such Expense is attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any Related Indemnitee, (ii) that is ordinary and usual operating overhead expense or (iii) to the extent such Expense is attributable to the failure by such Liquidity Indemnitee or its Related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement to which it is a party. The indemnities contained in such Sections 6.01 and 7.01 of the Participation Agreements and the provisions of Sections 3.1, 3.2, 3.3, 7.5 and 7.7, shall survive the termination of this Agreement.

            Section 7.6 Liability of the Liquidity Provider. (a) Neither the Liquidity Provider nor any of its officers, employees, affiliates or directors shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider's willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof.

            (b) Neither the Liquidity Provider nor any of its officers, employees,directors or affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

            Section 7.7 Costs, Expenses and Taxes. The Borrower agrees, subject to Section 2.9 hereof, to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider and (B) on demand, all reasonable costs and expenses of the Liquidity Provider (including reasonable counsel fees and expenses) in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or (iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Document or otherwise affecting the application of funds in the Cash Collateral Accounts. In addition, subject to Section 2.9 hereof, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to save the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

            Section 7.8 Binding Effect; Participation. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.8) nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party, subject to the requirement of Section 7.8(b). The Liquidity Provider may grant participations herein or in any of its rights or security hereunder (including, without limitation, funding participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons as the Liquidity Provider may in its sole discretion select, subject to the requirement of Section 7.8(b). No such participation by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider's source of funds may derive in part from its participants. Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated).

            (b) If, pursuant to subsection (a) above, the Liquidity Provider sells any participation to any bank or other entity (each, a "Participant"), then, concurrently with the effectiveness of such participation, the Participant shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld by the Borrower or the Liquidity Provider with respect to any payments to be made to such Participant in respect of this Agreement, (ii) furnish to the Liquidity Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form 4224 or Form 1001, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Participant's entitlement to a complete exemption from United States federal withholding tax in respect to any and all payments to be made hereunder, and
(iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new Form 4224 or Form 1001, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form 1001 or Form 4224 that such Participant is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate without any obligation to gross-up or indemnify pursuant to
Section 3.3.

            (c) Notwithstanding the other provisions of this Section 7.8, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

            Section 7.9 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

            Section 7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in Section 7.2, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER CANNOT BE MODIFIED ORALLY.

            (c) The Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

            Section 7.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 7.13 Entirety. This Agreement and the other Operative Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements of such parties.

            Section 7.14 Headings; Section References. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless the context otherwise requires or otherwise indicated herein, all Section references in this Agreement are references to Sections hereof.

            Section 7.15 Transfer. The Liquidity Provider hereby acknowledges and consents to the Transfer contemplated by the Assignment and Assumption Agreement.

            Section 7.16 LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

                  *                    *                    *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.


                                     THE FIRST NATIONAL BANK OF
                                       MARYLAND, not in its individual capacity but solely as Subordination Agent, as Borrower

                                     By: /s/ Robert D. Brown
                                         ---------------------------------------
                                         Name:  Robert D. Brown
                                         Title: Assistant Vice-President


                                     ABN AMRO BANK N.V., CHICAGO BRANCH,
                                       as Liquidity Provider

                                     By: /s/ Claudia C. Heldring
                                         ---------------------------------------
                                         Name:  Claudia C. Heldring
                                         Title: Vice President

                                     By: /s/ Carla S. Waggoner
                                         ---------------------------------------
                                         Name:  Carla S. Waggoner
                                         Title: Assistant Vice President

                                                          Annex I to Irrevocable
                                                      Revolving Credit Agreement

                      INTEREST ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to ABN AMRO Bank N.V. (the "Liquidity Provider"), with reference to the Irrevocable Revolving Credit Agreement Class B Certificates dated as of August 13, 1998, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used for the payment of interest on the Class B Certificates which was payable on the Distribution Date falling on _____, __________ in accordance with the terms and provisions of the Class B Trust Agreement and the Class B Certificates and has not been paid pursuant to clause fourth of Section
      3.2 of the Intercreditor Agreement or clause sixth of Section 3.3 of the Intercreditor Agreement, which Advance is requested to be made on
      _____________.

            (3) The amount of the Interest Advance requested hereby (i) is $_______________. _______, to be applied in respect of the payment of interest which was due and payable on the Class B Certificates on such Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, the Class B Certificates, the Class C Certificates or the Class D Certificates, or interest on the Class A Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Available Commitment on the date hereof, and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.2 or 3.3 of the Intercreditor Agreement, as the case may be, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Rate Advance on the third Business Day following your receipt of this notice.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Certificate and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ___________ day of ____________, _____________.


                                       THE FIRST NATIONAL BANK OF MARYLAND,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as
                                         Borrower


                                       By:______________________________________
                                          Name:
                                          Title:

               SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

                 [Insert Copy of Computations in accordance with
                      Interest Advance Notice Of Borrowing]

                                                         Annex II to Irrevocable
                                                      Revolving Credit Agreement

                                           DOWNGRADE ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned Subordination Agent, as borrower (the "Borrower"), hereby certifies to ABN AMRO Bank N.V. (the "Liquidity Provider"), with reference to the Irrevocable Revolving Credit Agreement Class B Certificates dated as of August 13, 1998, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account in accordance with
      Section 3.6(c) of the Intercreditor Agreement by reason of the downgrading of the short-term unsecured debt rating of the Liquidity Provider issued by either Rating Agency below the applicable Threshold Rating, which Advance is requested to be made on _________, ____.

            (3) The amount of the Downgrade Advance requested hereby (i) is $_________, which equals the Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement,
      (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, any Class of Certificates other than the Class B Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class B Cash Collateral Account and apply the same in accordance with the terms of
      Section 3.6(c) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Rate Advance on the third Business Day following your receipt of this notice.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ___________ day of ____________, _____________.


                                       THE FIRST NATIONAL BANK OF MARYLAND,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as
                                         Borrower


                                       By:______________________________________
                                          Name:
                                          Title:

               SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

                 [Insert Copy of computations in accordance with
                     Downgrade Advance Notice of Borrowing]

Annex III to Irrevocable
Revolving Credit Agreement

                         NOTICE OF REPLACEMENT BORROWER

                                                                  [Date]

Ladies and Gentlemen:

                                             For value received, the undersigned
beneficiary hereby irrevocably transfers to:

                  [Name of Transferee]
                  [Address of Transferee]

all rights of the undersigned as Borrower under the Irrevocable Revolving Credit Agreement Class B Certificates dated as of August 13, 1998 between the undersigned Borrower and ABN AMRO BANK N.V., acting through its Chicago Branch (the "Liquidity Agreement"). The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement pursuant to Section 8.1 of the Intercreditor Agreement (as defined in the Liquidity Agreement).

            By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

            We ask that this transfer be effective as of ____________, _______.

                                       THE FIRST NATIONAL BANK OF MARYLAND,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as
                                         Borrower


                                       By:______________________________________
                                          Name:
                                          Title:

                                                         Annex IV to Irrevocable
                                                      Revolving Credit Agreement

                   NOTICE OF AUTOMATIC REDUCTION OF COMMITMENT

                                                                          [Date]

Ladies and Gentlemen:

            The undersigned, a duly authorized signatory of the undersigned subordination agent (the "Borrower"), hereby notifies ABN AMRO Bank N.V. (the "Liquidity Provider"), with reference to the Irrevocable Revolving Credit Agreement Class B Certificates dated as of August 13, 1998, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that, pursuant to Section 2.4(a) of the Liquidity Agreement, the Commitment has been automatically reduced to $__________ effective __________.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the _____ day of _____, ____.

                                       THE FIRST NATIONAL BANK OF MARYLAND,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as
                                         Borrower


                                       By:______________________________________
                                          Name:
                                          Title:

                                                          Annex V to Irrevocable
                                                      Revolving Credit Agreement

                    NON-EXTENSION ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned Subordination Agent, as borrower (the "Borrower"), hereby certifies to ABN AMRO Bank N.V. (the "Liquidity Provider"), with reference to the Irrevocable Revolving Credit Agreement Class B Certificates dated as of August 13, 1998, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account in accordance with
      Section 3.6(d) of the Intercreditor Agreement, which Advance is requested to be made on _________.

            (3) The amount of the Non-Extension Advance requested hereby (i) is $_________, which equals the Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account in accordance with Section 3.6(d) of the Intercreditor Agreement,
      (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, any Class of Certificates other than the Class B Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class B Cash Collateral Account and apply the same in accordance with the terms of
      Section 3.6(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Rate Advance on the third Business Day following your receipt of this notice.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ___________ day of ____________, _____________.


                                       THE FIRST NATIONAL BANK OF MARYLAND,
                                         not in its individual capacity but
                                         solely as Subordination Agent, as
                                         Borrower


                                       By:______________________________________
                                          Name:
                                          Title:

             SCHEDULE I TO NON-EXTENSION ADVANCE NOTICE OF BORROWING

                 [Insert Copy of computations in accordance with
                   Non-Extension Advance Notice of Borrowing]